UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

THE TOPPS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15817 (Commission File Number)	11-2849283 (IRS Employer Identification No.)

One Whitehall Street, New York, NY (Address of principal executive offices)		10004-2109 (Zip Code)

212-376-0300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 19, 2007, The Topps Company, Inc. (“Topps”) held a special stockholders meeting at which Topps stockholders were asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, effective March 5, 2007, by and among Topps, Tornante-MDP Joe Holding LLC and Tornante-MDP Joe Acquisition Corp. Based on a preliminary count of the votes cast at the special meeting, Topps stockholders have approved the pending merger agreement providing for the acquisition of Topps by The Tornante Company LLC and Madison Dearborn Partners, LLC.

Before the taking of the vote on the merger agreement, Cede & Co. delivered to Topps a written demand for the appraisal of 2,568,200 and 126,500 shares of Topps common stock beneficially owned by Crescendo Partners II LP Series Y and Crescendo Partners III LP, respectively, totaling 2,684,700 shares (or approximately 6.9% of the total number of outstanding shares of Topps common stock).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2007

THE TOPPS COMPANY, INC.
By:	/s/ Biagio Vignolo
Name: Biagio Vignolo
Title: Vice President–Chief Financial Officer